                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 25th day of January, 2000 and is by and among G-Link Corporation, a Tennessee corporation (the "Company"), and the individuals and entities listed on Exhibit A who or which are signatories hereto (individually, a "Shareholder," and collectively, the "Shareholders").

        WHEREAS, the Company desires to grant registration rights to certain Shareholders in connection with various transactions.

        NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

        1.     Registration Rights.

               1.1 Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the terms set forth below shall have the following respective meanings:

               "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

               "Common Stock" means the shares of Common Stock, no par value per share, of the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

               "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose (not including any issuance of securities of the Company for cash consideration), or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

               "Registration Expenses" means the expenses described in
Section 1.6.

               "Registrable Shares" means (i) certain shares of Common Stock issued in connection with mergers or other business combinations; (ii) the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock; (iii) any shares of Common Stock acquired by any of the Shareholders pursuant to the Shareholders' respective rights of first refusal as set forth in any related acquisition or purchase agreement and any shares of Common Stock issuable upon the conversion or exercise of capital stock or other securities of the Company acquired by any of the Shareholders pursuant to such rights of first refusal; and (iv) any other shares of Common Stock of the Company issued in respect of such shares described in clauses (i), (ii) and
(iii) of this definition (because of stock splits, stock dividends, reclassification, recapitalization, or similar events); provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares (y) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (z) upon any sale in any manner to a person or entity that, by virtue of Section 3, is not entitled to the rights provided by this
Section 1. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Registrable Shares even if such conversion has not yet been effected.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

               "Series A Preferred Stock" means the shares of Series A Convertible Preferred Stock, no par value per share, of the Company.

               "Shareholders" means the Shareholders and any persons or entities to whom the rights granted under this Section 1 are transferred by any Shareholders, or their successors or assigns, pursuant to Section 3.

               1.2     Sale or Transfer of Registrable Shares; Legend.

                       (a) The Registrable Shares and shares issued in respect of the Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                       (b) Each certificate representing the Registrable Shares and shares issued in respect of the Registrable Shares shall bear a legend substantially in the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act. No representation contained elsewhere herein or in any document executed in connection with the transactions contemplated hereby shall be construed to preclude the Shareholders from effecting at any time a resale of any of the

Registrable Shares (or the underlying Common Stock upon conversion) pursuant to the provisions of Rule 144A.

               1.3     Required Registration.

                       (a) At any time after one year following the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, a Shareholder or Shareholders holding in the aggregate at least fifty-one percent (51%) of the then outstanding Registrable Shares may request, in writing, that the Company effect the registration on Form S-1, Form S-2, or Form S-3, as applicable, (or any successor form) of Registrable Shares owned by such Shareholder or Shareholders, provided that such registration is expected to yield not less than $7,500,000 in gross proceeds in the case of a registration on Form S-1 or S-2, or $2,000,000 in gross proceeds in the case of a registration on Form S-3. Upon receipt of any request for registration pursuant to this Section 1.3(a), the Company shall promptly give written notice of such proposed registration to all Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election; provided, however, that if the underwriter (if any) managing the offering determines in good faith that, because of marketing factors, all of the Registrable Shares requested to be registered by all Shareholders may not be included in the offering, then all Shareholders shall participate in the offering pro rata based upon the number of Registrable Shares that they have requested to be so registered. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1, Form S-2, or Form S-3, as applicable, (or any successor form) of all Registrable Shares that the Company has been requested to so register.

                       (b) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

                           (i) during the period starting with the date 60 days
prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration (but in any event no greater than 360 days after a request is made under this Section 1.3); provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective;

                           (ii) if in the case of a Registration Statement on
Form S-1 or S-2 the requesting holders do not request that such offering be firmly underwritten by underwriters selected by the requesting holders (subject to the consent of the Company, which consent will not be unreasonably withheld);

                           (iii) if the Company and the requesting holders are
unable to obtain the commitment of the underwriter described in clause (ii) above to firmly underwrite the offering; or

                           (iv) if in the good faith judgment of the Board of
Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, in which case the Company shall furnish to such holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the requesting holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                       (c) The Company shall be obligated to register Registrable Shares pursuant to this Section 1.3 on one occasion only.

               1.4     Incidental Registration.

                       (a) Whenever the Company proposes to file a Registration Statement (excluding any Registration Statement to be filed pursuant to Section 1.3) at any time within three years following the closing of the Company's first underwritten offering of shares of Common Stock pursuant to a Registration Statement, it will, prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder or Shareholders given within 15 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Shareholder or Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 1.4 without obligation to any Shareholder.

                       (b) In connection with any offering by the Company under this Section 1.4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the good faith opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the holders have requested to be included would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their respective total ownership of shares of Common Stock of the Company (giving effect to the conversion into Common Stock of all securities convertible thereunto). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares, together as one group.

               1.5 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                       (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                       (b) as expeditiously as reasonable, prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 45 days after the effective date thereof;

                       (c) as expeditiously as reasonable, furnish to each selling Shareholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Shareholder; and

                       (d) as expeditiously as reasonable, use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Shareholders; provided, however, that the Company shall not (i) be required in connection with this Section 1.5(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction or (ii) take such action that in the good faith opinion of the underwriters would jeopardize the success of the offering by the Company and the selling Shareholders.

               If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Shareholders shall be free to resume making offers of the Registrable Shares.

               1.6 Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 1.3 is withdrawn at the request of the Shareholders requesting such registration (other than as a result of information concerning the business or financial condition or prospects of the Company that is made known to the Shareholders after the date on which such registration was requested) and if the requesting Shareholders elect not to have such registration counted as a registration requested under Section 1.3, the requesting Shareholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Agreement, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this
Section 1, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling Shareholders' counsel.

               1.7 Indemnification and Contribution. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to any Indemnified Party (as hereinafter defined) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of Indemnified Party specifically for use in the preparation thereof.

               In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company and each other Shareholder, each of its directors and officers, and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if, and only to the extent, the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; and will reimburse the Company, such directors and officers, such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such parties in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of each selling Shareholder hereunder shall be limited to an amount equal to the net proceeds to such Shareholders from the Registrable Shares sold in connection with such registration.

               Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1. After the Indemnifying Party has assumed such defense, the Indemnified Party may participate in such defense at the Indemnified Party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

               In order to provide for just and equitable contribution to joint liability under the Securities Act or otherwise, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution may be required on the part of any such selling Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, in each such case, the Company and such Shareholder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of
Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

               1.8 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 1.3(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limitation, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

               1.9 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

        2. Successors and Assigns. Except as provided in Section 3, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

        3.     Transfers of Certain Rights.

               3.1 Permissible Transfers. Subject to the provisions of Section 3.2, the rights granted to a Shareholder under Section 1 may be transferred by such Shareholder to another Shareholder, to any affiliate of the Company, or to any person or entity; provided, however, that the registration rights conferred herein shall only inure to the benefit of a transferee of Registrable Shares if the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; provided, further, that no rights granted hereunder shall be transferable unless in connection with the transfer of the Registrable Shares to which such rights relate.

               3.2 Transferees. Any transferee (other than a Shareholder) to whom rights under Section 1 are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Shareholders under this Agreement, to the same extent as if such transferee were a Shareholder hereunder.

               3.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 3 may not again transfer such rights to any other person or entity, other than as provided in Sections 3.1 or 3.2 above.

               3.4 Partners and Shareholders. Notwithstanding anything to the contrary herein, any Shareholder that is a partnership or corporation may transfer rights granted to such Shareholder under Section 1 to any partner or shareholder thereof to whom Registrable Shares are transferred pursuant to
Section 1.2 and who delivers to the Company an opinion of counsel as to the transfer of such securities under applicable state and federal securities laws (as described in Section 1.2(a)) and a written instrument in accordance with
Section 1.2(b). In the event of such transfer, such partner or shareholder shall be deemed a Shareholder for purposes of this Section 3 and may again transfer such rights to any other person or entity that acquires Registrable Shares from such partner or shareholder, in accordance with, and subject to, the provisions of Sections 3.1, 3.2, or 3.3.

        4. Additional Investors. The parties hereto acknowledge that (a) other parties may purchase shares of Common Stock or Series A Preferred Stock after the date hereof and (b) such parties may, with the issuance or transfer of shares of Common Stock or Series A Preferred Stock to them, be granted the rights and benefits under this Agreement and execute a counterpart of this Agreement. Upon execution of such a counterpart of this Agreement, (i) such new shareholder of the Company shall be deemed to be a Shareholder under this Agreement and shall be entitled to all of the rights and benefits afforded thereto hereunder; and (ii) Exhibit A shall be amended to reflect the purchase of shares of Common Stock or Series A Preferred Stock by such party and shall be distributed to each of the Shareholders of the Company.

        5.     Miscellaneous.

               5.1 Survival of Agreements. All agreements contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

               5.2 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid to the following address or, in any case, at such other address or addresses as may have been furnished in writing by such party to the others:

                   To the Company:       3841 Green Hills Village Drive
                                         Suite 400
                                         Nashville, TN 37215
                                         Attention: President

                   with a copy to:       Bass, Berry & Sims PLC
                                         2700 First American Center
                                         Nashville, Tennessee 37238
                                         Attention: F. Mitchell Walker, Jr.

                   To a Shareholder:     At her, his or its address set forth
                                         on Exhibit A.

               5.3 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least fifty-one percent (51%) of the outstanding Registrable Shares only in a manner that affects all Registrable Shares in the same fashion. Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon each holder of any Registrable Shares (including shares of Common Stock into which such Registrable Shares have been converted), each future holder of all such securities, and the Company. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

               5.4 Limitations on Sales. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Registrable Shares who is a party to this Agreement shall agree not to sell publicly any Registrable Shares or any other shares of Common Stock, without the consent of such underwriters, for a period of not more than 180 days following the effective date of the Registration Statement relating to such offering.

               5.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.6 Sections and Exhibits. The headings of sections in this Agreement are provided for convenience only and will not affect the Agreement's construction or interpretation. Unless otherwise indicated, all references to "Section," "Sections," or "Exhibit" refer to the corresponding section, sections, or exhibit, respectively, of this Agreement.

               5.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

               5.8 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed wholly within such state without regard to its conflict of laws rules.

               5.9 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

      [Remainder of page left intentionally blank; signature pages follow]

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                 G-LINK CORPORATION

                                 By: /s/ Richardson Roberts
                                     --------------------------------------
                                     Richardson Roberts

                                             /s/ T. Richard Butera
                                             ------------------------------
                                             T. Richard Butera

/s/ C. Michael Armstrong                     /s/ William Grabe
--------------------------------             ------------------------------
C. Michael Armstrong                         William Grabe

/s/ Michael C. McChesney                     /s/ Francis Leahy
-----------------------------                ------------------------------
Michael C. McChesney                         Francis Leahy

/s/ Walter Buckley                           /s/ Kenneth Fox
-----------------------------                ------------------------------
Walter Buckley                               Kenneth Fox

/s/ Andy Hecht                               /s/ Arthur Becker
-----------------------------                ------------------------------
Andy Hecht                                   Arthur Becker

/s/ Ed Bradley                               /s/ Patricia Raynes
-----------------------------                ------------------------------
Ed Bradley                                   Patricia Raynes

/s/ John C. Butera                           /s/ Kenneth Butera
-----------------------------                ------------------------------
John C. Butera                               Kenneth Butera

/s/ Raymond L. Butera                        /s/ Robert Butera
-----------------------------                ------------------------------
Raymond L. Butera                            Robert Butera

/s/ Doug Carlson                             /s/ Reginald Jackson
-----------------------------                ------------------------------
Doug Carlson                                 Reginald Jackson

/s/ Philip D. Topper, Jr.                    /s/ T. Richard Butera
-----------------------------                ------------------------------
Philip D. Topper, Jr. as Custodian           T. Richard Butera as Custodian and
and Investment Representative for            Investment Representative for
James Matan                                  Christina Butera

/s/ T. Richard Butera                        /s/ T. Richard Butera
-----------------------------                ------------------------------
T. Richard Butera as Custodian               T. Richard Butera as Custodian and
and Investment Representative for            Investment Representative for
Caroline Murphy                              Barbara Ferriter

/s/ T. Richard Butera                        /s/ T. Richard Butera
-----------------------------                ------------------------------
T. Richard Butera as Custodian               T. Richard Butera as Custodian and
and Investment Representative for            Investment Representative for
Matthew Ferguson                             Stanley Snyder

/s/ Harold Whitcomb
-----------------------------
Harold Whitcomb

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         The undersigned, Cyber Lab Ventures, Inc., a Delaware corporation formerly known as DigitalData, Inc. ("Cyber Lab"), and Ashish Bahl, holders of 5,212,750 shares and 161,219 shares, respectively, of the common stock of G-Link Corporation, Inc., a Tennessee corporation ("Parent"), acquired pursuant to that certain Stock Purchase Agreement, dated January 26, 2000, among Parent, Cyber Lab, Link2Gov.com, Inc., and certain other stockholders of Link2Gov.com, Inc., agree to become a party to, and hereby agree to be bound by the terms and conditions of, this Registration Rights Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of January 26, 2000.

                                                CYBER LAB VENTURES, INC.

                                                /s/ J. Edward Houston
                                                --------------------------------
                                                By: J. Edward Houston
                                                    ----------------------------
                                                Its: President
                                                     ---------------------------

                                                /s/ Ashish Bahl
                                                --------------------------------
                                                ASHISH BAHL

AGREED TO AND ACCEPTED BY:

G-LINK CORPORATION

/s/ Richardson M. Roberts
---------------------------------
BY: Richardson M. Roberts
    -----------------------------
TITLE: Chief Executive Officer
       --------------------------

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         The undersigned, Kelso Equity Partners V, L.P. and Kelso Investment Associates V, L.P. (together, "Kelso"), holders of 12,273 shares and 218,660 shares, respectively, of the common stock of G-Link Corporation, Inc., a Tennessee corporation ("Parent"), acquired pursuant to that certain Stock Purchase Agreement, dated January 26, 2000, among Parent, Cyber Lab Ventures, Inc., a Delaware corporation formerly known as DigitalData, Inc., Link2Gov.com, Inc., a Delaware corporation, and certain other stockholders of Link2Gov.com, Inc., agree to become a party to, and hereby agree to be bound by the terms and conditions of, this Registration Rights Agreement for a holding period of one year from the date hereof, in accordance with Rule 144 under the Securities Act.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of January 26, 2000.

                                             KELSO EQUITY PARTNERS V, L.P.

                                             /s/ Frank K. Bynum, Jr.
                                             -----------------------------------
                                             By: Frank K. Bynum, Jr.
                                                 -------------------------------
                                             Its: Managing Director
                                                  ------------------------------

AGREED TO AND ACCEPTED BY:                   KELSO INVESTMENT
                                             ASSOCIATES V, L.P.

G-LINK CORPORATION

/s/ Richardson M. Roberts                    /s/ Frank K. Bynum, Jr.
-----------------------------------          -----------------------------------
BY: Richardson M. Roberts                    By: Frank K. Bynum, Jr.
    -------------------------------              -------------------------------
TITLE: Chief Executive Officer               Its: Managing Director
       ----------------------------               ------------------------------

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         The undersigned, being a holder of common stock, no par value per share of G-Link Corporation, Inc., a Tennessee corporation (the "Corporation"), hereby agrees to become a party to, and to be bound by the terms and conditions of, that certain Registration Rights Agreement dated as of January 25, 2000, (the "Agreement") by and among the Corporation and certain other stockholders of the Corporation, for a holding period of one year from the date hereof, in accordance with Rule 144 under the Securities Act. A copy of the Agreement is attached hereto as Exhibit "A".

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of February ___, 2000.

                                       CB CAPITAL INVESTORS, L.P.

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________

                                       U. Bertram Ellis, Jr.
                                       ________________________________

                                       General Electric Capital Corporation

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________

                                       Thomson U.S., Inc.

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________
                                       Flatiron Partners, LLC

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________

                                       Mellon Ventures II, L.P.

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________

                                       Louis and Patricia Kelso Trust

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________

                                       Greylock IX Limited Partnership

                                       ________________________________
                                       BY:  ___________________________
                                       TITLE:  ________________________

AGREED TO AND ACCEPTED BY:

G-LINK CORPORATION

__________________________
By:_______________________
Title:____________________